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                                                                   Exhibit 10.23

                           STOCK REDEMPTION AGREEMENT

        STOCK REDEMPTION AGREEMENT (the "Agreement"), dated this 28th day of May, 1992, by and among GARDEN STATE NUTRITIONALS, INC. (the "Company"), a New Jersey corporation, having its principal office and place of business at 100 Lehigh Drive, Fairfield, New Jersey, 07006, EARL WEISMAN ("Weisman" or the "Seller"), residing at 8934 Kenton Avenue, Skokie, IL 60076 and, solely for the purposes of Paragraph 6 hereto, MORRISON COHEN SINGER & WEINSTEIN (the "Escrow Agent"), as escrow agent hereunder.

                                  WITNESSETH:

        WHEREAS, the authorized capital stock of the Company consists of 2,500 shares of common stock, no par value (the "Common Stock"), of which, as of the date hereof, 100 shares are issued and outstanding;

        WHEREAS, Weisman currently owns an aggregate of 19 shares of Common
Stock;

        WHEREAS, Weisman desires to sell the Company and the Company desires to purchase and redeem from Weisman all of the shares of Common Stock owned by Weisman (the "Shares") on the terms and conditions set forth herein; and

        WHEREAS, it is contemplated that contemporaneously with the redemption of the Shares hereunder, the following related transactions will also occur:
(i) Windmill Marketing Services, Inc. ("Windmill Marketing"), an affiliate of the Company, will purchase and redeem all of Weisman's shares of capital stock of Windmill Marketing, (ii) Windmill Marketing will purchase the business and all or substantially all of the assets of Windmill Natural Vitamin Company, Inc., an Illinois corporation, a majority of whose shares of capital stock are owned by Weisman, (iii) Edward M. Frankel ("Frankel"), the majority shareholder of both the Company and Windmill Marketing, shall purchase Weisman's entire equity interest in Vitareal Associates, L.P., and (iv) Weisman shall purchase all of Frankel's shares of capital stock of E. Burnham, Inc. (the transactions described in clauses (i) through (iv) above shall hereinafter collectively be referred to as the "Related Transactions").

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

        1. Redemption of the Shares. Subject to the terms and conditions herein set forth, the Seller shall sell, transfer, assign, convey and deliver to the Company, and the Company shall purchase, redeem and accept from the Seller, on the Closing Date (as defined hereinafter), all of the Seller's rights, title and interest in the Shares. The sale, transfer, assignment, conveyance and delivery of the Shares by the Seller to the Company, as herein provided, shall be effected on the Closing Date by delivery of the certificates representing the Shares, stock powers endorsed in blank, a bill of sale and such other instruments of sale,


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transfer, assignment and conveyance reasonably satisfactory in form and substance to counsel for the Company. The Seller shall bear all state and local sales, transfer, excise, value-added or other similar taxes, in each case that may be imposed by reason of the sale, transfer, assignment, conveyance and delivery of the Shares.

        2. Closing. The closing of the transaction contemplated herein (the "Closing") shall take place at the offices of Fred Carman, Esq., 350 Pfingten Road, Suite 104, Northbrook, Illinois 60062-2032 at 10:00 A.M., Central Daylight Time, on Thursday, May 28, 1992 or at such other time and place as may be mutually agreed upon in writing by the Seller and the Company (the
"Closing Date").

        3. The Purchase Price. Upon and subject to the terms and conditions herein set forth and in consideration of the sale, transfer, assignment, conveyance and delivery of the Shares to the Company, the Company agrees to pay to the Seller an aggregate purchase price of Two Hundred Nine Thousand Dollars ($209,000) (the "Purchase Price").

        4. Form of purchase Price. The Purchase Price shall be payable as follows:

            (a) Ten Thousand Dollars shall be payable on the Closing Date, by certified, banker's or cashier's check, to the Seller;

            (b) Sixty-Five Thousand Dollars ($65,000) shall be payable on each of the second and third anniversaries of the Closing Date (the "First Principal Installment Payment" and "Second Principal Installment Payment," respectively), and Sixty-Nine Thousand Dollars ($69,000) shall be payable on the fourth such anniversary (the "Third Principal Installment Payment"), in each case, together with interest thereon, payable quarterly in arrears, commencing with the third month following the month hereof, on the same day of the month as the day hereof (or the last day of the month if there is no corresponding day), at a fluctuating rate per annum equal to the prime or equivalent rate of interest from time to time announced or published by Chemical Bank, N.A., or if the foregoing ceases to exist or ceases to announce or publish a prime rate of interest, such other New York money center as the Company and the Seller may agree. All amounts payable pursuant to this Paragraph 4(b) shall be evidenced by a promissory note substantially in the form attached hereto as Exhibit A (the "Company Note").

        5. Delivery. At the Closing, the Seller shall deliver to the Company the stock certificates evidencing the Shares, with all necessary transfer stamps affixed thereto, together with separate stock powers endorsed in blank, and such evidence of title to the Shares and of compliance with the terms and conditions of this Agreement as may be reasonably required by counsel for the Company in order that good and marketable title to the Shares shall pass from the Seller to the Company.

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        6.  Collateral; Escrow.

            (a) Immediately subsequent to the delivery, by the Seller to the Company, of the stock certificates evidencing the Shares, as required by Paragraph 5 hereto, the Company, in order to secure to the Seller the prompt, full and faithful payment of its obligations under (i) Paragraph 4(b) hereto, as evidenced by the Company Note, and (ii) Paragraph 3(b) to the Consulting and Non-Competition Agreement (the "Consulting and Non-Competition Agreement") of even date herewith between the Company and the Seller (the "Non-Compete Fee"), shall grant to the Seller a security interest in the Shares. In connection therewith, and as evidence thereof, the Company shall cause such stock certificates to be cancelled and a new stock certificate evidencing the Shares to be issued in the name of the Company, which new stock certificate, together with a stock power endorsed in blank, shall be delivered to the Escrow Agent, to be held and delivered by the Escrow Agent as hereinafter provided.

            (b) All incidents of ownership of the Shares shall be vested solely in the Company for so long as there are no Defaults (as defined below) by the Company under the Company Note or the Consulting and Non-Competition Agreement.

            (c) If the Company defaults with respect to any of its obligations under the Company Note or with respect to the Non-Compete Fee, and fails to cure such default within the grace periods provided for therein (each such default hereinafter to be referred to as a "Default"), the holder of the Company Note or the Seller, as the case may be, upon fifteen (15) days prior written notice to the Company, shall have the right to sell the Shares evidenced by the stock certificates held by the Escrow Agent, in accordance with Section 9-504 of the Illinois Uniform Commercial Code. Such right shall be in addition to all other rights and remedies available under law to the holder of the Company Note and the Seller.

            (d) Upon receipt by the Escrow Agent of the written notice from the Company (the "Company Notice") that (i) the First, Second and Third Principal Installment Payments have been made on a timely basis in accordance with the terms of the Company Note, (ii) the Non-Compete Fee has been paid in full, and (iii) all interest due and payable with respect to the obligations described in (i) and (ii) immediately above has likewise been paid, the Escrow Agent shall send a copy of such notice to the Seller (the "Seller's Notice"). If the Escrow Agent does not receive any written notice from the Seller within fifteen (15) days after having sent the Seller's Notice which challenges the validity of the Company's Notice, or which alleges Defaults by the Company under the Company Note or with respect to the Non-Compete Fee subsequent to the sending of the Company Notice, the Escrow Agent shall release from escrow and deliver to the Company the stock certificate representing the Shares, together with a stock power endorsed in blank.

            (e) Upon receipt by the Escrow Agent of written notice from the Seller that the entire unpaid balance of the Company Note or the Non-Compete Fee has been declared due and payable following a Default by the Company, the Escrow Agent shall send a copy of such notice (the "Default Notice") to the Company and, unless within fifteen (15) days after


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having sent such Default Notice to the Company, the Escrow Agent receives written notice from the Company which challenges the validity of the statements made by the Seller in the Default Notice, the Escrow Agent shall deliver to the Seller the stock certificate representing the Shares, together with a corresponding stock power endorsed in blank.

                (f) Each of the notices which, pursuant to subparagraph (d) to this Paragraph 6, may be given by the Seller in response to the Company's Notice, and pursuant to subparagraph (e) to this Paragraph 6, may be given by the Company in response to a Default Notice, are collectively hereinafter referred to as "No Validity Notices." If the Escrow Agent receives a No Validity Notice from either party, it shall promptly notify, in writing, the other party, and shall withhold delivery of all instruments otherwise to be delivered by it hereunder until the controversy is settled by written agreement of both parties or by a final judgment of a court of competent jurisdiction.

                (g) The Escrow Agent may, in its sole discretion, at any time (and whether before or after its receipt of any No Validity Notices) deliver any or all of the stock certificates representing the Shares into a court of competent jurisdiction in an action for interpleader for such disposition as may be directed by such court.

                (h) The Escrow Agent shall be charged only with holding and delivering the stock certificate as provided herein. The Escrow Agent assumes no responsibility except for the holding and safekeeping of the stock certificate as provided herein, and the delivery thereof as required hereby, and shall not be liable for any action taken by it in good faith in accordance with the terms of this Agreement.

                (i) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of any instruments, documents or any other property delivered hereunder, or for any representations made or obligations assumed by any other party to this Agreement. The Escrow Agent shall have the right to act in reliance upon any document, instrument or signature believed by it to be genuine and to assume that any person purporting to give any notice or instructions in accordance with the provisions hereof shall have been duly authorized to do so. The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its gross negligence or willful misconduct. The Escrow Agent shall be entitled to consult with independent counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the advice of such counsel.

                (j) The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the other parties hereto at least twenty days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by all of the other parties hereto, whereupon all obligations of the Escrow Agent hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of the Escrow Agent shall, nevertheless, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by

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it hereunder in accordance with this Agreement and to deliver the same to the person or persons designated in writing by all of the parties hereto or in accordance with the directions of a final, nonappealable order or judgment of a court of competent jurisdiction.

        (k) If there is any dispute relating to the property held hereunder, or its disposition, the Company and the Seller shall be obligated to reimburse the Escrow Agent jointly and severally for all of its costs and expenses (including reasonable attorneys' fees and expenses), and the Company and the Seller shall indemnify the Escrow Agent and hold harmless the Escrow Agent jointly and severally from and against any claim asserted against it, or any liability, loss or damage incurred by it, in connection therewith provided that none of the foregoing was caused by Escrow Agent's negligence or willful misconduct. Notwithstanding the foregoing, the Seller's obligation to reimburse the Escrow Agent for its reasonable attorneys' fees and expenses shall be limited to the lesser of one-half of the aggregate costs thereof, or $10,000.

        (l) Notwithstanding any other provision of this Agreement, no notice, demand, request or other communication to the Escrow Agent in connection herewith shall be binding on the Escrow Agent unless it is in writing, refers specifically to this Agreement, is addressed to the Escrow Agent at the address set forth in Paragraph 11 hereof, to the attention of the person specified in said paragraph, or to such other address and person as the Escrow Agent may at any time or from time to time designate, and is actually received by the Escrow Agent at that address.

        (m) The parties acknowledge that the Escrow Agent has served and will continue to serve as legal counsel to the Company and each party hereto consents to such continued representation, whether in litigation or otherwise.

   7.   Subsequent Documentation.   Seller shall at any time and from time to
time after the Closing Date, upon the request of the Company and at the expense of the Seller, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all further assignments, transfers, conveyances and other evidence of the same as may be reasonably required for the better assigning, transferring, granting, conveying and confirming to the Company or its successors and assigns, or for aiding and assisting in collecting and reducing to possession, the Shares

   8.   Representations and Warranties.   The Seller represents and warrants to
the Company as follows:

        (a) The Seller has full right, power and authority to execute, deliver and enter into this Agreement and to carry out all the obligations hereunder. This Agreement has been duly executed by the Seller and is the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof;

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             (b)  As of the date hereof, the Seller has good and marketable title to the Shares, free and clear of all liens, mortgages, pledges, encumbrances, charges, agreements, claims and equities whatsoever, with full right, power and authority to sell, convey, transfer, assign and deliver the Shares to the Company at the Closing;

             (c) The Shares represent the Seller's entire interest in the Company. The Seller does not own directly, indirectly or beneficially any other shares of Common Stock or any options, warrants or other rights to purchase additional shares of Common Stock;

             (d) Upon delivery to the Company of the stock certificates representing the Shares, together with all necessary transfer tax stamps affixed thereto, and separate stock powers endorsed in blank, the Company will acquire good and marketable title to the Shares, free and clear of all mortgages, liens, pledges, encumbrances, charges, agreements, claims and equities whatsoever;

             (e) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority to which the Seller is subject, nor any contract or other agreement to which the Seller is a party or is otherwise subject to;

             (f) All transfer taxes which are required to be paid in connection with the sale, transfer, conveyance, assignment and delivery of the Shares pursuant to this Agreement shall have been fully paid and all laws imposing such taxes shall have been fully complied with;

         9. Waiver. Notwithstanding anything to the contrary contained in the stock purchase agreement dated as of November 10, 1982, as amended, by and among, the Seller, the Company and various other third parties (the "Stock Purchase Agreement"), by consummation of this Agreement: (a) Seller and the Company hereby waive any and all restrictions on the transferability of the Shares contained in the Stock Purchase Agreement and (b) Seller agrees that payment for the Shares shall be made in accordance with the provisions of
Section 4 hereof and Seller hereby waives his right to receive payment for the Shares in accordance with the terms of Article Six of the Stock Purchase Agreement.

        10. Conditions Precedent. The obligations of the parties hereto to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions:

             (a) All Related Transactions shall have been consummated and closed.

             (b) The Seller shall resign, in writing, from all official positions with the Company in his capacity as an officer or director thereof.


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           (c) The Seller shall enter into a consulting and non-competition agreement with the Company.

           (d) The Company shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Seller or in furtherance of the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

       11. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by telefacsimile, registered or certified mail (postage prepaid, return receipt requested) or overnight courier to the parties at the following addresses:

           (a) If to the Company, to:

               Garden State Nutritionals, Inc.
               100 Lehigh Drive
               Fairfield, New Jersey 07006
               Attention: Edward M. Frankel, President
               Telecopier: 201/575-6782


               with copies to:

               Morrison Cohen Singer & Weinstein
               750 Lexington Avenue
               New York, New York 10022
               Attention: Stephen A. Cohen, Esq.
               Telecopier: 212/735-8708

           (b) If to the Seller, to:

               Mr. Earl Weisman
               8934 Kenton Avenue
               Skokie, Illinois 60076
               Telecopier: 708/498-8978

               with copies to:

               Fred Carman, Esq.
               350 Pfingten Road
               Suite 104
               Northbrook, Illinois 60062-2032
               Telecopier: (708) 498-8978


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                (c)     If to the Escrow Agent, to:

                        Morrison Cohen Singer & Weinstein
                        750 Lexington Avenue
                        New York, New York 10022
                        Attention:  Stephen A. Cohen, Esq.
                        Telecopier: (212) 735-8708

or to such other persons or at such other addresses or telecopier locations as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

        12. Successors and Assigns; Survival. All of the terms of this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns, and nothing herein contained is intended to confer any right, remedy or benefit upon any other person. All of the terms of this Agreement which are representations and warranties shall survive the date hereof.

        13.     Entire Agreement.   This Agreement, together with the exhibits
hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

        14. Waivers and Amendments. The Seller, on the one hand, and the Company, on the other, may be written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other;
(b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

        15.     Severability.   This Agreement shall be deemed severable, and
the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such

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invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        16. Titles and Headings. The Paragraph headings in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

        17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

        18. Governing Law; Convenience of Forum; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. The parties to this Agreement, acting for themselves and for their respective beneficiaries, heirs, successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters involving money damages and arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the state of Illinois located in Cook County, and/or the United States District Court for the same location, in respect of any matter involving money damages and arising under this Agreement. All other matters arising under this Agreement, including those involving equitable remedies sought by either party hereto, shall be brought exclusively in courts of the State of New York located in New York City, and/or the United States District Court for the Southern District of New York, and the parties hereto, acting for themselves and for their beneficiaries, heirs, successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect such forum as the sole judicial forum for the adjudication of all such matters, and consent and subject themselves to the jurisdiction of such courts. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Paragraph 11 hereof.

        19. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this


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Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                        GARDEN STATE NUTRITIONALS, INC.


                                        By: /s/ Edward M. Frankel,
                                            ----------------------------------
                                            Edward M. Frankel, President


                                        /s/ Earl Weisman
                                        --------------------------------------
                                        EARL WEISMAN


                                        MORRISON COHEN SINGER & WEINSTEIN,
                                            as Escrow Agent hereunder


                                        By: /s/ Stephen A. Cohen
                                            ----------------------------------


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